Exhibit 99.1

For Immediate Release

Mediacom Broadband LLC and Mediacom LLC Report

Results for Second Quarter 2015

Mediacom Park, NY – August 4, 2015 – MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported unaudited financial and operating highlights for the three months ended June 30, 2015.

Mediacom Broadband LLC*

•	Revenues were $246.1 million, reflecting a 3.9% increase from the prior year period

•	Operating income before depreciation and amortization (“OIBDA”) was $95.2 million, reflecting a 2.7% increase from the prior year period

•	Free cash flow of $27.8 million, compared to $30.9 million in the prior year period

•	Net quarterly decline of 1,000 primary service units (“PSUs”), compared to a net decline of 5,000 PSUs in the prior year period

Mediacom LLC*

•	Revenues were $185.6 million, reflecting a 3.8% increase from the prior year period

•	Adjusted OIBDA was $75.4 million, reflecting a 4.9% increase from the prior year period

•	Free cash flow of $24.1 million, compared to $17.2 million in the prior year period

•	Net quarterly increase of 3,000 PSUs, compared to a net decline of 9,000 PSUs in the prior year period

About Mediacom

Mediacom Communications Corporation is the eighth largest cable operator in the U.S. serving about 1.3 million customers in smaller markets primarily in the Midwest and Southeast. Mediacom offers a wide array of information, communications and entertainment services to households and businesses, including video, high-speed data, phone, and home security and automation. Through Mediacom Business, the company provides innovative broadband solutions to commercial and public sector customers of all sizes, and sells advertising and production services under the OnMedia brand. More information about Mediacom is available at www.mediacomcc.com.

Contacts:

Investor Relations	Media Relations

Jack P. Griffin	Thomas J. Larsen
Vice President, Corporate Finance	Senior Vice President, Government and Public Relations
(845) 443-2654	(845) 443-2754

*	See Table 7 for information regarding our use of non-GAAP measures and definitions of OIBDA, Adjusted OIBDA and free cash flow.

TABLE 1*

Mediacom Broadband LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended June 30,
	2015	2014	YoY% Change
Video	$115,310	$113,641	1.5%
High-speed data	73,095	66,302	10.2%
Phone	15,260	16,073	(5.1%)
Business services	31,819	28,369	12.2%
Advertising	10,648	12,404	(14.2%)

Total revenues	$246,132	$236,789	3.9%
Service costs	(101,305)	(94,397)	7.3%
SG&A expenses	(44,863)	(45,421)	(1.2%)
Management fees	(4,750)	(4,300)	10.5%

OIBDA (a)	$95,214	$92,671	2.7%
Cash interest expense (a)	(22,094)	(23,242)	(4.9%)
Capital expenditures (b)	(40,820)	(34,002)	20.1%
Dividend to preferred members	(4,500)	(4,500)	—

Free cash flow (a)	$27,800	$30,927	(10.1%)

OIBDA margin (c)	38.7%	39.1%

	June 30, 2015	June 30, 2014
Video customers	494,000	515,000
High-speed data (“HSD”) customers	585,000	548,000
Phone customers	228,000	212,000

Primary service units (“PSUs”)	1,307,000	1,275,000

Video customer declines	(8,000)	(9,000)
HSD customer increases	4,000	2,000
Phone customer increases	3,000	2,000

Quarterly PSU declines	(1,000)	(5,000)

Customer relationships (d)	723,000	708,000

Average total monthly revenue per:
PSU (e)	$62.75	$61.78
Customer relationship (f)	$113.79	$111.01

	June 30, 2015	June 30, 2014
Bank credit facility	$1,397,000	$1,348,000
5 1/2% senior notes due 2021	200,000	200,000
6 3/8% senior notes due 2023	300,000	300,000

Total debt	$1,897,000	$1,848,000

Total leverage ratio (g)	4.98x	4.99x
Interest coverage ratio (h)	4.31x	3.99x

*	See Tables 3 and 5.

TABLE 2*

Mediacom LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended June 30,
	2015	2014	YoY% Change
Video	$88,865	$87,801	1.2%
High-speed data	59,500	54,407	9.4%
Phone	13,448	14,480	(7.1%)
Business services	20,032	18,311	9.4%
Advertising	3,774	3,844	(1.8%)

Total revenues	$185,619	$178,843	3.8%
Service costs	(81,376)	(77,391)	5.1%
SG&A expenses	(30,139)	(30,918)	(2.5%)
Management fees	(3,250)	(3,200)	1.6%

OIBDA (a)	$70,854	$67,334	5.2%
Investment income from affiliate	4,500	4,500	—

Adjusted OIBDA (a)	$75,354	$71,834	4.9%
Cash interest expense (a)	(15,180)	(22,583)	(32.8%)
Capital expenditures (b)	(36,030)	(32,027)	12.5%

Free cash flow (a)	$24,144	$17,224	40.2%

Adjusted OIBDA margin (i)	40.6%	40.2%

	June 30, 2015	June 30, 2014
Video customers	385,000	404,000
High-speed data (“HSD”) customers	466,000	439,000
Phone customers	187,000	179,000

Primary service units (“PSUs”)	1,038,000	1,022,000

Video customer declines	(4,000)	(9,000)
HSD customer increases	6,000	1,000
Phone customer increases (declines)	1,000	(1,000)

Quarterly PSU increases (declines)	3,000	(9,000)

Customer relationships (d)	581,000	571,000

Average total monthly revenue per:
PSU (e)	$59.69	$58.08
Customer relationship (f)	$106.77	$103.86

	June 30, 2015	June 30, 2014
Bank credit facility	$968,000	$827,000
9 1/8% senior notes due 2019	—	350,000
7 1/4% senior notes due 2022	250,000	250,000

Total debt	$1,218,000	$1,427,000

Total leverage ratio (g)	4.04x	4.97x
Interest coverage ratio (h)	4.96x	3.18x

*	See Tables 4 and 6.

TABLE 3

Mediacom Broadband LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2015	2014
Free cash flow	$27,800	$30,927
Capital expenditures	40,820	34,002
Dividend to preferred members	4,500	4,500
Other expense, net	(318)	(449)
Changes in assets and liabilities, net	(3,420)	(1,584)

Net cash flows provided by operating activities	$69,382	$67,396

OIBDA	$95,214	$92,671
Depreciation and amortization	(35,933)	(39,678)

Operating income	$59,281	$52,993

Cash interest expense	$22,094	$23,242
Amortization of deferred financing costs	1,739	1,471

Interest expense, net	$23,833	$24,713

TABLE 4

Mediacom LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2015	2014
Free cash flow	$24,144	$17,224
Capital expenditures	36,030	32,027
Other expense, net	(269)	(273)
Changes in assets and liabilities, net	(570)	20,295

Net cash flows provided by operating activities	$59,335	$69,273

Adjusted OIBDA	$75,354	$71,834
Investment income from affiliate	(4,500)	(4,500)

OIBDA	$70,854	$67,334
Depreciation and amortization	(29,927)	(28,819)

Operating income	$40,927	$38,515

Cash interest expense	$15,180	$22,583
Amortization of deferred financing costs	723	1,031

Interest expense, net	$15,903	$23,614

TABLE 5

Mediacom Broadband LLC

Capital Expenditures

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2015	2014
Customer premise equipment	$18,511	$15,386
Enterprise networks	2,315	3,168
Scalable infrastructure	7,003	4,888
Line extensions	1,573	1,516
Upgrade / rebuild	6,831	5,096
Support capital	4,587	3,948

Total capital expenditures	$40,820	$34,002

TABLE 6

Mediacom LLC

Capital Expenditures

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2015	2014
Customer premise equipment	$16,706	$15,217
Enterprise networks	2,143	2,443
Scalable infrastructure	5,187	6,077
Line extensions	2,156	1,425
Upgrade / rebuild	7,058	4,741
Support capital	2,780	2,124

Total capital expenditures	$36,030	$32,027

TABLE 7

Use of Non-GAAP Financial Measures

“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and, for Mediacom LLC, Adjusted OIBDA as OIBDA plus investment income from its preferred membership interest in Mediacom Broadband LLC, its affiliate. We define cash interest expense as interest expense, net, less amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends on Mediacom LLC’s preferred membership interest. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.

OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because they enable them to assess our performance in a manner similar to the methods used by management, and provide measures that can be used to analyze our value and evaluate our performance compared to other companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations.

Free cash flow is used by management to evaluate our ability to repay debt and facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors as it provides an additional measure that can be used to analyze our value and evaluate our performance compared to other companies in the cable industry. Free cash flow may not be comparable to similarly titled measures reported by other companies.

OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.

Cash interest expense excludes the amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.

For reconciliations of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Tables 3 and 4.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs with respect to future events and our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Significant factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the most recent Annual Reports on Form 10-K for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

NOTES:

(a)	See Table 7 for information about our use of Non-GAAP financial measures.
(b)	Capital expenditures exclude changes in accrued property, plant and equipment, which represented cash sources of $2.3 million and $2.9 million at Mediacom Broadband LLC and Mediacom LLC, respectively, during the three months ended June 30, 2015, and a cash use of $1.7 million and a cash source of $0.3 million at Mediacom Broadband LLC and Mediacom LLC, respectively, during the three months ended June 30, 2014.
(c)	Represents OIBDA as a percentage of total revenues.
(d)	Represents the total number of customers that receive at least one service, without regard to which service(s) customers purchase.
(e)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.
(f)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.
(g)	For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.
(h)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense for the quarter. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense for the quarter.
(i)	Represents Adjusted OIBDA as a percentage of total revenues.